Exhibit 99.1
SGX Pharmaceuticals Appoints Joseph L. Turner to Board of Directors
SAN DIEGO. December 17, 2007 — SGX Pharmaceuticals, Inc. (Nasdaq: SGXP) today announced that Joseph L. Turner has been appointed to the company’s Board of Directors. Mr. Turner brings over 25 years of management experience in the pharmaceutical industry and will also serve on the company’s audit committee.
“We are delighted to welcome Joe to the Board,” said Dr. Christopher S. Henney, Chairman of the Board of Directors of SGX. “As a seasoned financial and operations executive with considerable experience in the pharmaceutical and biotechnology industry, we look forward to his insights as the company continues on its path to bringing compounds into the clinic.”
Mr. Turner was previously the Senior Vice President of Finance and Administration and Chief Financial Officer at Myogen, a therapeutics company focused on cardiovascular disease, until its sale to Gilead Sciences, Inc. in November 2006. Prior to Myogen, he worked at Centaur Pharmaceuticals, a biopharmaceutical company, where he served as Vice President, Finance and Chief Financial Officer. Before Centaur, Mr. Turner served as Vice President, Finance and Chief Financial Officer of Cortech, Inc. and before that spent 12 years with Eli Lilly and Company, where he held a variety of financial management positions both within the United States and abroad. Mr. Turner holds a M.A. in molecular, cellular and developmental biology from the University of Colorado and a M.B.A. from the University of North Carolina.
Separately, SGX also announced that Vijay Lathi, a member of the Board of Directors since May 2002, resigned as a director of the company effective December 31, 2007. Mike Grey, President and Chief Executive Officer of SGX said, “I would like to take this opportunity to thank Vijay for his contributions to the SGX Board and his support of the company over the past five years. We have appreciated his advice and guidance and wish him well as he devotes his time to earlier stage companies in the New Leaf portfolio.”
About SGX Pharmaceuticals
SGX Pharmaceuticals is a biotechnology company focused on the discovery, development and commercialization of innovative cancer therapeutics. The SGX oncology pipeline includes drug candidates from its FAST™ drug discovery platform, such as next generation BCR-ABL inhibitors being developed by SGX and in partnership with Novartis and cMET tyrosine kinase inhibitors, including SGX523, and JAK2 inhibitors. More information on the pipeline and drug discovery platform can be found at www.sgxpharma.com and in the Company’s various filings with the Securities and Exchange Commission.
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Forward Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to, statements regarding bringing compounds into the clinic and the ability to discover, develop and commercialize cancer therapeutics. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization. For a discussion of these and other factors, please refer to the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2006, the Company’s quarterly report on Form 10-Q for the three and nine months ended September 30, 2007, as well as other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and SGX undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Contact:	Todd Myers	Jason Spark
	Chief Financial Officer	Media & Investor Relations
	SGX Pharmaceuticals	Porter Novelli Life Sciences
	(858) 558-4850	(619) 849-6005